UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2026

HPS CORPORATE LENDING FUND

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01431	87-6391045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 33rd Floor
New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-287-6767

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
(indicate by check mark)
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Notes Offering

On January 13, 2026, HPS Corporate Lending Fund (the “Fund”) and U.S. Bank Trust Company, National Association (the “Trustee”) entered into (i) a Ninth Supplemental Indenture (the “Ninth Supplemental Indenture”) relating to the Fund’s issuance of $350,000,000 in aggregate principal amount of its 5.150% notes due 2029 (the “2029 Notes”) and (ii) a Tenth Supplemental Indenture (the “Tenth Supplemental Indenture”) relating to the Fund’s issuance of $400,000,000 in aggregate principal amount of its 5.650% notes due 2031 (the “2031 Notes”, and together with the 2029 Notes, the “Notes”), each of which supplements that certain Base Indenture, dated as of January 30, 2024 (the “Base Indenture” and, together with the Ninth Supplemental Indenture and the Tenth Supplemental Indenture, the “Indenture”). The 2029 Notes will mature on April 2, 2029, and may be redeemed in whole or in part at the Fund’s option at any time or from time to time at the redemption prices set forth in the Base Indenture, as supplemented by the Ninth Supplemental Indenture. The 2031 Notes will mature on April 2, 2031, and may be redeemed in whole or in part at the Fund’s option at any time or from time to time at the redemption prices set forth in the Base Indenture, as supplemented by the Tenth Supplemental Indenture. The 2029 Notes bear interest at a rate of 5.150% per year payable semi-annually on April 2 and October 2 of each year, commencing on April 2, 2026. The 2031 Notes bear interest at a rate of 5.650% per year payable semi-annually on April 2 and October 2 of each year, commencing on April 2, 2026. The Notes are general unsecured obligations of the Fund that rank senior in right of payment to all of the Fund’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Fund, rank effectively junior to any of the Fund’s secured indebtedness (including unsecured indebtedness that the Fund later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Fund’s subsidiaries, financing vehicles or similar facilities.

The Indenture contains certain covenants, including covenants requiring the Fund to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Fund is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Fund will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the repurchase date.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, filed as an exhibit hereto and incorporated by reference herein.

The Notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act (the “Notes Offering”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Notes Offering closed January 13, 2026. The net proceeds to the Fund were approximately $742.3 million, after deducting the initial purchaser discounts and estimated offering expenses. The Fund expects to use the net proceeds of the Notes Offering to make investments in accordance with its investment strategy and policies, to reduce borrowings and repay indebtedness incurred under various financing agreements the Fund has entered into, and for general corporate purposes of the Fund and its subsidiaries.

In connection with the Notes Offering, the Fund entered into interest rate swap agreements to more closely align the interest rates of the Fund’s liabilities attributable to the Notes with the Fund’s investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreements, the Fund receives (i) a fixed interest rate of 5.150% per annum and pays a floating interest rate of 3-month Term SOFR plus 1.7741% per annum on $350,000,000, and (ii) a fixed interest rate of 5.650% per annum and pays a floating interest rate of 3-month Term SOFR plus 2.1315% per annum on $400,000,000. The Fund designated the interest rate swaps as hedging instruments in qualifying hedge accounting relationships.

Registration Rights Agreements

In connection with the Notes Offering, the Fund entered into (i) a Registration Rights Agreement, dated as of January 13, 2026, with RBC Capital Markets, LLC, BofA Securities, Inc., and SMBC Nikko Securities America, Inc. as the representatives of the initial purchasers of the 2029 Notes (the “2029 Notes Registration Rights Agreement”), and (ii) a Registration Rights Agreement, dated as of January 13, 2026, with RBC Capital Markets, LLC, BofA Securities, Inc., SMBC Nikko Securities America, Inc., BNP Paribas Securities Corp., J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC as the representatives of the initial purchasers of the 2031 Notes (the “2031 Notes Registration Rights Agreement”, and together with the 2029 Notes Registration Rights Agreement, the “Registration Rights Agreements”). Pursuant to the Registration Rights Agreements, the Fund is obligated to file with the Securities and Exchange Commission a registration statement relating to an offer to exchange the Notes for new notes issued by the Fund that are registered under the Securities Act and otherwise have terms substantially identical to those of the Notes, and to use its commercially reasonable efforts to cause such registration statement to be declared effective. If the Fund is not able to effect the exchange offer, the Fund will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective. If the Fund fails to satisfy its registration obligations by certain dates specified in the Registration Rights Agreements, it will be required to pay additional interest to the holders of the Notes.

The foregoing description of the Registration Rights Agreements does not purport to be complete and is qualified in their entirety by reference to the full text of the Registration Rights Agreements, filed as exhibits hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K under the caption “Notes Offering” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of January 30, 2024, by and between the Fund and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Fund’s Current Report on Form 8-K, filed on January 30, 2024).

4.2	Ninth Supplemental Indenture, dated as of January 13, 2026, relating to the 5.150% Notes due 2029, by and between the Fund and U.S. Bank Trust Company, National Association, as trustee.

4.3	Tenth Supplemental Indenture, dated as of January 13, 2026, relating to the 5.650% Notes due 2031, by and between the Fund and U.S. Bank Trust Company, National Association, as trustee.

4.4	Form of 5.150% Notes due 2029 (incorporated by reference to Exhibit 4.2 hereto).

4.5	Form of 5.650% Notes due 2031 (incorporated by reference to Exhibit 4.3 hereto).

4.6	Registration Rights Agreement, dated as of January 13, 2026, relating to the 5.150% Notes due 2029, by and among the Fund and RBC Capital Markets, LLC, BofA Securities, Inc., and SMBC Nikko Securities America, Inc. as the representatives of the Initial Purchasers.

4.7	Registration Rights Agreement, dated as of January 13, 2026, relating to the 5.650% Notes due 2031, by and among the Fund and RBC Capital Markets, LLC, BofA Securities, Inc., SMBC Nikko Securities America, Inc., BNP Paribas Securities Corp., J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC as representatives of the Initial Purchasers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, HPS Corporate Lending Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: January 13, 2026	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer and Principal Accounting Officer